MAYTAG CORPORATION

                                   Exhibit 23

                          Consent of Ernst & Young LLP.

                         CONSENT OF INDEPENDENT AUDITORS





Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in Registration Statement Number 33-8249, Registration Statement Number 33-8248, Registration Statement Number 33-6378, Registration Statement Number 33-22228, and Registration Statement Number 33-26620 on Forms S-8; and Registration Statement Number 33-35219 on Form S-3 of Maytag Corporation and in the related Prospectuses of our report dated January 31, 1995, with respect to the financial statements and schedule of Maytag Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.






                                             Ernst & Young LLP





Chicago, Illinois
February 28, 1995